EXHIBIT 4.2



                                 TRUST AGREEMENT

                                     Between

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                         PROVIDIAN FINANCIAL CORPORATION

                                       And

                        FIDELITY MANAGEMENT TRUST COMPANY

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                PROVIDIAN FINANCIAL CORPORATION 401(k) PLAN TRUST









                          Dated as of February 1, 2000

                                TABLE OF CONTENTS

Section                                                                     Page

 1   Trust.....................................................................2

 2   Exclusive Benefit and Reversion of Sponsor Contributions..................2

 3   Disbursements.............................................................2
     (a) Directions from Administrator
     (b) Limitations

     (a) Administrator Directed Disbursements
     (b) Participant Withdrawal Requests
     (c) Limitations

 4   Investment of Trust.......................................................3
     (a) Selection of Investment Options
     (b) Available Investment Options
     (c) Participant Direction
     (d) Mutual Funds
     (e) Sponsor Stock
     (f) Participant Loans
     (g) BrokerageLink
     (h) Guaranteed Investment Contracts
     (i) Participation in Collective Investment Funds
     (j) Outside Managed Collective Investment Funds
     (k) Outside Managed Separate Investment Funds
     (l) Strategy Funds
     (m) Reliance of Trustee on Directions
     (n) Trustee Powers

 5   Recordkeeping and Administrative Services to Be Performed................24
     (a) General
     (b) Accounts
     (c) Inspection and Audit
     (d) Effect of Plan Amendment
     (e) Returns, Reports and Information

 6   Compensation and Expenses................................................25

 7   Directions and Indemnification...........................................25
     (a) Identity of Administrator and Named Fiduciary
     (b) Directions from Administrator
     (c) Directions from Named Fiduciary
     (d) Co-Fiduciary Liability
     (e) Indemnification
     (f) Survival
                                       -i-

                                TABLE OF CONTENTS
                                   (Continued)
Section                                                                     Page

 8   Resignation or Removal of Trustee........................................27
     (a) Resignation
     (b) Removal

 9   Successor Trustee........................................................27
     (a) Appointment
     (b) Acceptance
     (c) Corporate Action

10   Termination..............................................................27

11   Resignation, Removal, and Termination Notices............................27

12   Duration.................................................................27

13   Amendment or Modification................................................28

14    Electronic Services.....................................................28

15   General..................................................................29
      (a) Performance by Trustee, its Agents or Affiliates
      (b) Entire Agreement
      (c) Waiver
      (d) Successors and Assigns
      (e) Partial Invalidity
      (f) Section Headings

16   Governing Law............................................................30
      (a) Massachusetts Law Controls
      (b) Trust Agreement Controls

Schedules
   A.   Administrative Services
   B.   Fee Schedule
   C.   Investment Options
   D.   Administrator's Authorization Letter
   E.   Named Fiduciary's Authorization Letter
   F.   IRS Determination Letter or Opinion of Counsel
   G.   Existing GICs
   H.   Exchange Guidelines
   I.   Operational Guidelines for Non-Fidelity Mutual Funds
   J.   Securities that may not be purchased under BrokerageLink
   K.   BrokerageLink Administrative Procedures
   L.   Operating Procedures for Participant Loans for Purchase of
        Primary Residence
                                      -ii-

         TRUST AGREEMENT, dated as of the first day of February, 2000, between PROVIDIAN FINANCIAL CORPORATION a California corporation, having an office at 201 Mission Street, San Francisco, California 94105 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Sponsor is the sponsor of the Providian Financial Corporation 401(k) Plan (the "Plan"); and

         WHEREAS, the Sponsor wishes to establish a trust to hold and invest Plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

         WHEREAS, the Sponsor (the "Named Fiduciary") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary; and

         WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

         WHEREAS, the Sponsor (the "Administrator") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and

         WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1. Trust. The Sponsor hereby establishes the Providian Financial Corporation 401(k) Plan Trust (the "Trust") with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 2. Exclusive Benefit and Reversion of Sponsor Contributions. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration.

Section 3.  Disbursements.
         (a) Administrator-Directed Disbursements. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

         (b) Participant Withdrawal Requests. The Sponsor hereby directs that, pursuant to the Plan, a participant withdrawal request (in-service or full withdrawal) may be made by the participant by telephone or such other electronic means as may be agreed to from time to time by the Sponsor and Trustee, and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual. In the case of a hardship withdrawal request, the Trustee shall forward the withdrawal document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the withdrawal and instructing the Trustee to send the proceeds to the Administrator or to the participant if so directed by the Administrator.

         (c) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall make cash disbursements in accordance with the applicable source and fund withdrawal hierarchy as documented in the Plan Administrative Manual, unless the Administrator has provided a written direction to the contrary.

Section 4.  Investment of Trust.
         (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

         (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to the investment options in which the Trust shall be invested during the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of participant records ("Recordkeeping Reconciliation Period"), and the investment options in which Plan participants may invest following the Recordkeeping Reconciliation Period. The Named Fiduciary may determine to offer as investment options only:
(i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and certain securities issued by investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds") (collectively, "Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), and (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan.

         The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

         (c) Participant Direction. As authorized under the Plan, each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system, the internet or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee, maintained for such purposes by the Trustee or its agent, in accordance with written Exchange Guidelines attached hereto as Schedule "G". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the investment option set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

         (d) Mutual Funds. The Named Fiduciary hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operational Guidelines attached hereto as Schedule "H". Trust investments in Mutual Funds shall be subject to the following limitations:

                  (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation and wire transfer of funds (if applicable) necessary to accurately effect such transactions. Exchanges of Mutual Funds shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "G".

                  (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant.

         During the Recordkeeping Reconciliation Period, the Named Fiduciary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust. Following the Recordkeeping Reconciliation Period the Named Fiduciary shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Funds shares held in a short-term liquidity reserve for a unitized investment option.

         With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Named Fiduciary.

         (e) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the Providian Stock Fund (the "Stock Fund"). Dividends received on shares of Sponsor Stock shall be reinvested in additional shares of Sponsor Stock and allocated to participants' accounts. Trust investments in Sponsor Stock shall be subject to the following limitations:

                  (i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement.

                  (ii) Fiduciary Duty of Named Fiduciary. The Named Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

Each participant with an interest in Sponsor Stock (or, in the event of the participant's death, his beneficiary) is, for purposes of this Section 4(e)(ii), hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA), with respect to a pro rata portion of (i) the shares of Sponsor Stock held which are allocated to other participants' accounts but as to which directions are not timely received by the Trustee, (ii) the shares of Sponsor Stock not allocated to participants' accounts, and (iii) allocated shares not purchased at the direction of participants, and such participant (or beneficiary) shall have the right to direct the Trustee in writing as to the manner in which the Trustee is to vote such shares.

                  (iii)    Execution of Purchases and Sales.

                           (A)      Purchases and sales of Sponsor Stock (other
than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfer of funds (if applicable), necessary to accurately effect such transactions. Exchanges of Sponsor Stock shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                                    (1)     If the Trustee is unable to purchase
or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                                    (2)     If the Trustee is prohibited by the
Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

                           (B)      Purchases and Sales from or to Sponsor.  If
directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the 4:00 p.m. NYSE closing price of the Sponsor Stock on the trading date.

                           (C)      Use of an Affiliated Broker.  The Named
Fiduciary hereby directs the Trustee to use Fidelity Capital Markets ("Capital Markets") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                    (1) As consideration for such brokerage
services, the Named Fiduciary agrees that Capital Markets shall be entitled to remuneration under this authorization provision in the amount of five cents ($.05) commission on each share of Sponsor Stock up to 10,000 shares in a singular transaction, four cents ($.04) commission on each share of Sponsor Stock from 10,001 to 20,000 shares in a singular transaction, and three and one-half cents ($.035) commission on each share of Sponsor Stock in excess of 20,000 shares in a singular transaction. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                                    (2) The Trustee will provide the Sponsor
with the following: a description of Capital Markets' brokerage placement practices and a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                                    (3) Any successor organization of Capital
Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                                    (4) The Trustee and Capital Markets shall
continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                  (iv) Securities Law Reports. The Administrator shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Administrator such information on the Trust's ownership of Sponsor Stock as the Administrator may reasonably request in order to comply with Federal or state securities laws.

                  (v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

                           (A)      Voting.

                                    (1) When the issuer of Sponsor Stock
prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the participant's accounts.

                                    (2) Each participant with an interest in the
Sponsor Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock credited to a participant's account for which it has received no directions from the participant.

                                    (3) Except as otherwise required by law, the
Trustee shall vote that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants.

                           (B)      Tender Offers

                                    (1) Upon commencement of a tender offer for
any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the participants account (both vested and unvested).

                                    (2) Each participant with an interest in the
Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock credited to a participant's accounts for which it has received no directions from the participant.

                                    (3) Except as otherwise required by law, the
Trustee shall tender that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to participants' accounts for which it received instructions from Participants.

                                    (4) A participant who has directed the
Trustee to tender some or all of the shares of Sponsor Stock credited to the participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                                    (5) A direction by a participant to the
Trustee to tender shares of Sponsor Stock credited to the participant's accounts shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

                           (vi)     General.  With respect to all rights other
than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's accounts, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

                           (vii)    Conversion.  All provisions in this Section
4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

         (f) Participant Loans for the Purchase of a Primary Residence. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) separately account for repayments of such loans and clearly identify such assets as Plan assets, (iii) collect and remit all principal and interest payments to the Trustee, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the participant if so directed by the Administrator. In all cases, approval or disapproval by the Administrator shall be made within thirty (30) days of the participant's initial request (the origination date).

         (g) All Other Participant Loans. The Administrator shall act as the Trustee's agent for participant loans and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and
(ii) collect and remit all principal and interest payments to the Trustee. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the Participant loan agreement and truth-in-lending disclosure with the proceeds check to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check made in connection with a loan to a participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

         (h)      Reliance of Trustee on Directions.

                  (i) The Trustee shall not be liable for any loss or expense which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

                  (ii) The Trustee shall not be liable for any loss or expense, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan as communicated in writing to the Trustee.


         (i) Trustee Powers. The Trustee shall have the following powers and authority:


                  (i) Subject to paragraphs (b) and (c) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                  (ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                  (iii) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

                  (iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

                  (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

                  (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

                  (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

                  (viii) To invest all or any part of the assets of the Trust in GICs and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Internal Revenue Code ("Code"), or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

                  (ix) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 5.  Recordkeeping and Administrative Services to Be Performed.

         (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

         (b)  Accounts.   The  Trustee  shall  keep  accurate  accounts  of  all
investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty
(60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of twelve (12) months from the date of filing such account, the Trustee shall have no liability or further accountability with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such twelve (12) month period.

         (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

         (d) Effect of Plan Amendment. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

         (e) Returns, Reports and Information. Except as set forth on Schedule "A", the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

Section 6. Compensation and Expenses. Sponsor shall pay to Trustee the fees for services in accordance with Schedule "B". Fees for services are specifically outlined in Schedule "B" and are based on all of the assumptions identified therein. To reflect increased operating costs, Trustee may once each calendar year, amend Schedule B without the Sponsor's consent upon ninety (90) days prior notice to the Sponsor.

         All reasonable expenses of plan administration as shown on Schedule "B" attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate plan participants' accounts, except to the extent such amounts are paid by the Plan Sponsor in a timely manner.

         All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants' accounts.

Section 7.  Directions and Indemnification.
         (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

         (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. For purposes of this Section, such direction may also be made by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D" via electronic data transfer (EDT) or other electronic means in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.

         (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. Such direction may also be made by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "E" via EDT or other electronic means in accordance with procedures agreed to by the Named Fiduciary and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary.

         (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

         (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's negligence or bad faith.

         (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.


Section 8.  Resignation or Removal of Trustee.
         (a) Resignation. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

         (b) Removal.  The Sponsor may remove the Trustee at any time upon sixty
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 9.  Successor Trustee.
         (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

         (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

         (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 10. Termination. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 11. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Plan Administrator, Providian Financial Group, 201 Mission Street, San Francisco, CA 94105, and to the Trustee c/o Legal Department, ERISA Group, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12. Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this

Agreement relating to amendment, modification, and termination thereof.

Section 13. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

Section 14.  Electronic Services.
         (a) The Trustee may provide communications and services via electronic medium ("Electronic Services"), including, but not limited to, Fidelity Plan Sponsor WebStation, Client Intranet, Client e-mail, interactive software products or any other information provided in an electronic format. The Sponsor, its agents and employees agree to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the data, information, software or services without the Trustee's written consent.

         (b) The Sponsor shall be responsible for installing and maintaining all Electronic Services on its computer network and/or Intranet upon receipt in a manner so that the information provided via the Electronic Service will appear in the same form and content as it appears on the form of delivery, and for any programming required to accomplish the installation. Materials provided for the Sponsor's Intranet web sites shall be installed by the Sponsor and shall be clearly identified as originating from Trustee. The Sponsor shall promptly remove Electronic Services from its computer network and/or Intranet, or replace the Electronic Service with an updated service provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

         (c) All Electronic Services shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee relative to the use of material or Electronic Services by the Sponsor. No rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Services and related material.

         (d) To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions; however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the electronic material after delivering it to the Sponsor.

Section 15.  General.
         (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

         (b) Entire Agreement. This Agreement together with the schedules attached hereto, which are hereby incorporated herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

         (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

         (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 16.  Governing Law.
         (a) Controlling Law. The validity, construction, effect and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts to the extent they govern the activities of the Trustee and otherwise in accordance with the laws of California, except to the extent those laws are superseded under section 514 of ERISA.


         (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                            PROVIDIAN FINANCIAL CORPORATION

Attest:                                     By:
         ---------------------                     ----------------------------
         Secretary
                                            Name:
                                                   ----------------------------

                                            Title:
                                                   ----------------------------

                                            Date:
                                                   ----------------------------


                                            FIDELITY MANAGEMENT TRUST COMPANY

Attest:                                     By:
         ---------------------                     ----------------------------
         Assistant Clerk
                                            Name:
                                                   ----------------------------

                                            Title:
                                                   ----------------------------

                                            Date:
                                                   ----------------------------

                                  Schedule "A"

                             ADMINISTRATIVE SERVICES

Administration

* Establishment and maintenance of participant account and election percentages.

* Maintenance of the following Plan investment options:

     o    Providian Stock
     o    Fidelity Balanced Fund
     o    Fidelity Blue Chip Growth Fund
     o    Fidelity Diversified International Fund
     o    Fidelity Equity Income Fund
     o    Fidelity Freedom 2000 Fund
     o    Fidelity Freedom 2010 Fund
     o    Fidelity Freedom 2020 Fund
     o    Fidelity Freedom 2030 Fund
     o    Fidelity Freedom Income Fund
     o    Fidelity Low-Priced Stock Fund
     o    Fidelity Money Market Trust: Retirement Money Market Portfolio
     o    Spartan U.S. Equity Index Fund
     o    Alger Small Cap Fund
     o    Domini Social Equity Index
     o    PIMCO Total Return Fund - Administrative Class
     o    Templeton World Fund

* Maintenance of the following money classifications:

     o    Pre-Tax Contributions
     o    After-Tax Contributions
     o    Rollover
     o    Employer Matching Contributions
     o    Retirement Contributions
     o    Flex Credits

* The Trustee will provide the recordkeeping and administrative services set forth on this Schedule "A" or as otherwise agreed to in writing between Sponsor and Trustee.

A)   Participant Telephone Services

     1. Participant service representatives are available each business day from 8:30 a.m. ET - 8:00 p.m. in the participant's time zone in the continental United States to provide toll free telephone service for participant inquiries and transactions.

     2. Through the automated voice response system and on-line account access via the World Wide Web, participants also have virtually 24 hour account inquiry and transaction capabilities.

     3. For security purposes, all calls are recorded and maintained by the Trustee for not less than five (5) years. In addition, several levels of security are available including the verification of a Personal Identification Number (PIN) and/or any other indicative data resident on the system.

     4.   The following telephone services are available:

          o Enroll new participants via telephone; provide confirmation of enrollment within five (5) calendar days of the request.

          o    Provide Plan investment option information.

          o Provide and maintain information and explanations about Plan provisions.

          o    Respond to requests for literature.

          o    Allow   participants  to  change  their  deferral  and  after-tax
               percentages and provide updates via EDT for the Sponsor to apply to its payrolls accordingly.

          o    Maintain  and  process  changes  to  participants'   contribution
               allocations for all money sources.

          o Process exchanges (transfers) between investment options on a daily basis.

          o Process hardship withdrawal requests as approved and directed by the Sponsor.

          o Process in-service and full withdrawal requests according to written direction provided by the Sponsor.

          o Consult with participants on various loan scenarios and generate all documentation.

          o Process loan requests according to written direction provided by the Sponsor.

B)   Plan Accounting

     1. Process consolidated payroll contributions according to the Sponsor's payroll frequency via EDT, consolidated magnetic tape or diskette. The data format will be provided by Trustee.

     2.   Maintain  and  update   employee   data   necessary  to  support  plan
          administration. The data will be submitted according to payroll frequency.

     3. Provide daily Plan and participant level accounting for all Plan investment options.

     4. Provide daily Plan and participant level accounting for all money classifications for the Plan.

     5.   Audit and reconcile the Plan and participant accounts daily.

     6. Reconcile and process participant withdrawal requests and distributions as approved and directed by the Sponsor. All requests are paid based on the current market values of participants' accounts, not advanced or estimated values. A distribution report will accompany each check.

     7. Track individual participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of participant loans.

     8. Maintain and process changes to participants' deferral percentage and prospective and existing investment mix elections.

C)   Participant Reporting

     1. Mail confirmation to participants of all participant initiated transactions within three to five calendar days of the transaction. Records of participant initiated transactions are held on Trustee's electronic systems indefinitely.

     2. Prepare and mail via first class to each Plan participant a quarterly detailed participant statement reflecting all activity for the period. Statements will be mailed not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.

     3. Mail required 402(f) notification for distribution from the Plan. This notice advises participants of the tax consequences of their Plan distributions.

D)   Plan Reporting

     1. Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.

     2. Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a participant and a total Plan basis all money classes, investment positions and a summary of all activity of the participant and Plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) calendar days after the end of each quarter in the absence of unusual circumstances.

E)   Government Reporting

     1. Process year-end tax reports for participants - 1099R, as well as preparation of Form 5500 in accordance with the procedures set forth in Schedule "A-1" attached hereto.

F)   Communication & Education Services

     1. Trustee designs, produces and distributes a customized comprehensive communications program for employees. The program may include multimedia informational materials, investment education and planning materials, access to Fidelity's homepage on the Internet and STAGES magazine. Additional fees for such services as mutually agreed upon between Sponsor and Trustee.

     2. Fidelity Portfolio Planner (SM), is an internet-based educational service for participants that generates target asset allocations and recommended model portfolios customized to investment options in your Plan(s) based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust Agreement.

G)   Other

     1. Perform non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines. Any fees and restrictions associated with this testing service shall be addressed in such Guidelines.

     2. Monitor and process required minimum distribution amounts ("MRD") as follows: the Trustee will notify the MRD participant and, upon notification from the MRD participant, will use the MRD participant's information to process the distribution. If the MRD participant does not respond to the Trustee's notification, the Sponsor directs the Trustee to automatically begin the required distribution for the participant.

     3. The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation ("PSW"). PSW is a graphical, Windows-based application that provides current plan and participant-level information, including indicative data, account balances, activity and history.

     4. De Minimis Distributions: After a participant terminates employment and is eligible for a distribution, Fidelity will determine whether the vested account balance exceeds $5,000, exceeded $5,000 at any prior distribution or in-service withdrawal date in the account history at Fidelity, or exceeds $5,000 at the end of the warning period (at least 30 days, but not more than 70 days, from the determination date). If not, Fidelity will process a mandatory and immediate cashout, subject only to the requirement to offer a rollover opportunity. The $5,000 threshold will increase or decrease as the IRS may from time to time amend this threshold in Internal Revenue Code
          Section 411(a)(11).

     5. Roll-In Processing. The Trustee shall process the qualification of rollover contributions to the Trust. The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan's written criteria and any written guidelines provided by the Administrator and documented in the Plan Administrative Manual, or, if none, as set forth below:

          To process a rollover request the participant must obtain the signature from the distributing plan, trustee or custodian, on the designated form, certifying that the monies distributed originally came from a qualified plan and have not been commingled with any non-eligible money. If a signature cannot be obtained a signed letter from the distributing plan, trustee or custodian on it's Company letterhead will also be acceptable.

          Requests that do not meet the specified criteria will be returned to the participant with further explanation as to why the request cannot be processed. If the Sponsor or the Trustee determine that a request is not a valid rollover, the full amount of the requested rollover will be distributed to the participant.



PROVIDIAN FINANCIAL                         FIDELITY MANAGEMENT
CORPORATION                                 COMPANY



By:                                         By:
    ----------------------------                -------------------------------
                            Date                Vice President             Date

                                 Schedule "A-1"

                                FORM 5500 SERVICE

Effective for Form 5500s and Summary Annual Reports ("SARs") prepared for plan year ending December 31, 2000 and thereafter, Fidelity agrees to provide its Signature Ready Form 5500 Service ("Service"), in accordance with the following:

1.   The Sponsor hereby agrees to:

     a. Use Fidelity's Non Discrimination Testing Services, which will be performed pursuant to a separate Non Discrimination Testing Services Agreement;

     b. Prior to the commencement of the Service, provide Fidelity with a copy of the most recent Form 5500 filed with the Internal Revenue Service ("IRS") and a copy of any prior year's return and/or independent auditor's report, as requested by Fidelity;

     c. Provide Fidelity with complete and accurate plan data in the required format, including a completed plan questionnaire ("Questionnaire") as soon as possible after the plan year end;

     d. In the event that Fidelity has not received all data required to complete a Form 5500 within three and one half (3 1/2) months after the plan year end, the Sponsor hereby authorizes Fidelity to prepare and execute IRS Form 5558 (Application for Extension) on behalf of the Plan
     Administrator and file Form 5558 with the IRS in order to obtain an extension of the filing deadline;

     e. Review, sign and mail the Form 5500 prepared by Fidelity to the IRS in a timely manner;

     f. In instances where the Sponsor is responsible for distributing SARs, distribute or have distributed SARs to participants and beneficiaries in a timely manner; and

     g. Elect the Service prior to the last day of the plan year for which the Form 5500 would be required.


2.   Fidelity hereby agrees to:

     a. Provide the Sponsor with the Questionnaire within one and one-half (1 1/2) months after the plan year end. Fidelity shall have no responsibility for verifying the authenticity or accuracy of the data submitted by the Sponsor to Fidelity on the Questionnaire;

     b. File Form 5558 to request an extension of time to file Form 5500 if all required data is not received from the Sponsor within three and one half (3 1/2) months after the plan year end, as specified above. If the requested information is not received at least two and one half (2 1/2) months prior to the filing deadline, Fidelity will provide the Sponsor with the Form 5500 that has been completed to date. The Sponsor will be responsible for supplying the missing information and completing the Form 5500 for filing with the IRS. Fidelity shall not be held responsible for any late fees or penalties caused by the Sponsor's delay, in the event that Fidelity does not receive the required information at least two and one half (2 1/2) months prior to the filing deadline,

     c. Provide the Sponsor with signature ready Form 5500s at least ten (10) days prior to the required filing date and SARs at least ten (10) days prior to the required mailing date;

     d. In instances where Fidelity is responsible for distributing SARs, distribute or have distributed such SARs to participants and beneficiaries in a timely manner; and

     e. Respond to inquiries from the IRS received by the Sponsor, related to any Form 5500 prepared by Fidelity.

3. Any fees related to this service are set out on Schedule "B" to the Agreement to which this schedule is attached.




PROVIDIAN FINANCIAL                         FIDELITY MANAGEMENT TRUST
CORPORATION                                 COMPANY


By:                                         By:
    --------------------------                  -------------------------------
                          Date                  Vice President             Date

                                  Schedule "B"

                                  FEE SCHEDULE


Annual Participant Fee:                                 Fee waived.

Enrollments by Phone:                                   Fee waived.

Loan Fee:                                               Establishment fee of
                                                        $35.00 per loan account;
                                                        annual fee of $15.00 per
                                                        loan account.

Minimum Required Distribution:                          $25.00 per participant
                                                        per MRD Withdrawal.

In-Service Withdrawals by Phone:                        $20.00 per withdrawal.

Plan Sponsor Webstation (PSW):                          Three User I.D.'s
                                                        provided free of charge.
                                                        Each additional I.D.,
                                                        $500.00 per year.

Return of Excess Contribution Fee:                      $25.00 per participant,
                                                        one-time charge per
                                                        calculation and check
                                                        generation.

Non-Fidelity Mutual Funds:                              Non-Fidelity Mutual Fund
                                                        vendors shall pay
                                                        service fees directly to
                                                        Fidelity Institutional
                                                        Retirement Services
                                                        Company equal to a
                                                        percentage (generally 25
                                                        or 35 basis points) of
                                                        plan assets invested in
                                                        such Non-Fidelity
                                                        Mutual Funds.


- Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material. The Administrator may direct Trustee to withdraw reasonable administrative fees from the Trust by written direction to the Trustee.


Trustee Fee

     To the extent that assets are invested in Sponsor Stock, 0.10% of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, but no less than $10,000 nor more than $35,000 per year.

Note: These fees have been negotiated and accepted based on the following Plan characteristics: current Plan assets of $127.9 million, current participation of 5,300 participants, current stock assets of $49.1 million, total Fidelity actively managed Mutual Fund assets of $49.7 million, total Fidelity non-actively managed Mutual Fund assets of $5.4 million, total Non-Fidelity Mutual Fund assets of $23.7 million, and projected net cash flows of $15.1 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels. Fees also have been based on the use of up to 17 investment options, and such fees will be subject to revision if additional investment options are added.




PROVIDIAN FINANCIAL                         FIDELITY MANAGEMENT TRUST
CORPORATION                                 COMPANY



By:                                          By:
    ---------------------------                   ------------------------------
                           Date                   Vice President            Date

                                  Schedule "C"

                               INVESTMENT OPTIONS


     In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

     o    Providian Stock
     o    Fidelity Balanced Fund
     o    Fidelity Blue Chip Growth Fund
     o    Fidelity Diversified International Fund
     o    Fidelity Equity Income Fund
     o    Fidelity Freedom 2000 Fund
     o    Fidelity Freedom 2010 Fund
     o    Fidelity Freedom 2020 Fund
     o    Fidelity Freedom 2030 Fund
     o    Fidelity Freedom Income Fund
     o    Fidelity Low-Priced Stock Fund
     o    Fidelity Money Market Trust: Retirement Money Market Portfolio
     o    Spartan U.S. Equity Index Fund
     o    Alger Small Cap Fund
     o    Domini Social Equity Index
     o    PIMCO Total Return Fund - Administrative Class
     o    Templeton World Fund

     The named Fiduciary hereby directs that the investment option referred to in Section 4(c) and Section 4(e)(vi)(B)(5) shall be Fidelity Money Market
Trust: Retirement Money Market Portfolio.



PROVIDIAN FINANCIAL CORPORATION



By
    ---------------------------
                           Date

                                  Schedule "D"

                          [Administrator's Letterhead]
                                                                          [Date]

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street- MM3H
Boston, Massachusetts 02109

                                 [Name of Plan]

              *** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.

              Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Ms. Redden:

         This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions on behalf of the administrator upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                    Very truly yours,

                                    [ADMINISTRATOR]


                                    By


[signature of designated individual]
-----------------------------------
[name of designated individual]


[signature of designated individual]
-----------------------------------
[name of designated individual]


[signature of designated individual]
-----------------------------------
[name of designated individual]

                                  Schedule "E"

                         [Named Fiduciary's Letterhead]
                                                                          [Date]

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, Massachusetts 02109

                                 [Name of Plan]

Dear Ms. Redden:

         This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions on behalf of the named fiduciary upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                    Very truly yours,

                                    [NAMED FIDUCIARY]


                                    By


[signature of designated individual]
-----------------------------------
[name of designated individual]


[signature of designated individual]
-----------------------------------
[name of designated individual]


[signature of designated individual]
-----------------------------------
[name of designated individual]

                                  Schedule "F"
                              [Law Firm Letterhead]

**Note: May substitute the Plan's IRS determination letter if the letter is no more that two years old.


Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, MA  02109
                                 [Name of Plan]
Dear Ms. Redden

         In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code"), of the [name of plan], as amended to the date of this letter (the "Plan").

         The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan's qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by [name of company] (the "Company") for the District Director's review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]

         The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.

         Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

         [Furthermore, in that the assets are in part invested in common stock issued by the Company or an affiliate, it is our opinion that the Plan is an "eligible individual account plan" (as defined under Section 407(d)(3) of ERISA) and that the shares of common stock of the Company held and to be purchased under the Plan are "qualifying employer securities" (as defined under Section 407(d)(5) of ERISA). Finally, it is our opinion that interests in the Plan are not required to be registered under the Securities Act of 1933, as amended, or, if such registration is required, that such interests are effectively registered under said Act.]

                                    Sincerely,
                                    [name of law firm]

                                    By [signature]
                                      ----------------
                                       [name of partner]

                                  Schedule "G"

                               EXCHANGE GUIDELINES


The following exchange guidelines are currently employed by Fidelity Investments Institutional Operations Company, Inc. (FIIOC).

Exchange hours, via a Fidelity participant service representative, are 8:30 a.m.
(ET) 8:00 p.m. in the participant's time zone in the continental United States on each business day. A "business day" is any day on which the New York Stock Exchange (NYSE) is open.

Exchanges via Voice Response System ("VRS") and the internet ("NetBenefits") may be made virtually 24 hours a day.

FIIOC reserves the right to change these exchange guidelines at its discretion.

Note: The NYSE's normal closing time is 4:00 p.m. (ET); in the event the NYSE alters its closing time, all references below to 4:00 p.m. (ET) shall mean the NYSE closing time as altered.


                                  Mutual Funds

         Exchanges Between Mutual Funds

         Participants may call on any business day to exchange between the mutual funds. If the request is confirmed before 4:00 p.m. (ET), it will receive that day's trade date. Requests confirmed after 4:00 p.m.
         (ET) will be processed on a next business day basis.


                                  Sponsor Stock

I.       Exchanges from Mutual Funds into Sponsor Stock

         No exchanges from Mutual Funds into Sponsor Stock are permitted.

II.      Exchanges from Sponsor Stock into Mutual Funds

         Participants who wish to exchange out of Sponsor Stock into mutual funds may call on any business day. Calls received after 4:00 p.m. (ET) will be processed as if received on the following business day.

         The Sponsor Stock is sold on the business day following the call. The subsequent purchase into mutual fund shares will take place three (3) business days later (call date plus 4) to allow for settlement of the stock trade at the custodian and the corresponding transfer of assets to Fidelity. The mutual fund shares will appear in the participant's account on the following business day (call date plus 5).




PROVIDIAN FINANCIAL CORPORATION



By
   ----------------------------
                           Date

                                  Schedule "H"

              OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS

     Pricing
     By 7:00 p.m. Eastern Time ("ET") each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor: (1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

     Trade Activity and Wire Transfers
     By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

     The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty
     (20) Business Days of receipt of the monthly statement.

     For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

     Prospectus Delivery
     FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.

     Proxies
     The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

     Participant Communications
     The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

     Compensation
     FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.